Exhibit 99.1

Courtside Acquisition Corp. Receives Stockholder

Approval of Acquisition

New York, NY; June 28, 2007 - Courtside Acquisition Corp. (“Courtside”) (AMEX: CRB, CRB.U, CRB.WS), a public company formed to effect a merger, capital stock exchange, asset purchase or other similar business combination with an operating business, announced that its stockholders approved its acquisition of the business and assets of American Community Newspapers LLC, a publisher of community newspapers, at a special meeting of stockholders held today in New York. It is expected that the acquisition will close shortly.

In addition to approving the acquisition, Courtside’s stockholders approved certain changes to the Company’s certificate of incorporation relating to the transaction, including changing Courtside’s name to American Community Newspapers Inc. upon consummation of the transaction. The stockholders also elected seven directors – Eugene M. Carr, Richard D. Goldstein, Bruce M. Greenwald, Dennis H. Leibowitz, Peter R. Haje, Robert H. Bloom and John A. Erickson and approved the Company’s 2007 Long Term Incentive Plan.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Courtside’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, “ “achieve,” and similar expressions, or future or conditional verbs such as “will,” “ would,” “should,” “could,” “may” and similar expressions.

For additional information, please contact:

Courtside Acquisition Corp.

Richard D. Goldstein

Chairman of the Board and Chief Executive Officer

Bruce M. Greenwald

President

212-641-5000